Exhibit 99.2

Aeluma Announces Closing of Oversubscribed Public Offering with $13.8 Million Gross Proceeds and Uplisting to Nasdaq Under Ticker “ALMU”

Full Exercise of Over-Allotment Option

GOLETA, CA – March 28, 2025 – Aeluma, Inc. (OTCQB:ALMU) (“Aeluma” or “the Company”), a semiconductor company specializing in high performance, scalable technologies for mobile, automotive, AI, defense & aerospace, communication, and quantum computing, today announced the closing of its underwritten public offering of 2,628,571 shares of its common stock, including a fully exercised over-allotment option, at a price of $5.25 per share, for approximately $13.8 million in gross proceeds before offering expenses and underwriting discounts and commissions.

Aeluma intends to use the net proceeds from the offering for expanding business development efforts, advancing manufacturing processes to support commercialization traction, and working capital and general business purposes.

As of March 27, 2028, Aeluma’s common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “ALMU”.

Craig-Hallum acted as sole underwriter for the offering.

The shares sold in the offering were offered under the Company’s registration statement on Form S-1, as amended (File No. 333-285469), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2025, and a registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), which was filed with the SEC and became effective upon filing on March 26, 2025.

These securities may not be sold, nor may offers to buy these securities be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aeluma, Inc.

Aeluma develops novel optoelectronics for sensing and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including automotive LiDAR, mobile, defense & aerospace, AR/VR, AI, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company's expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company's current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including, without limitation, risks and uncertainties related to market conditions, the risk that the proposed public offering will not be consummated on the terms or in the amounts contemplated or otherwise, and the satisfaction of customary closing conditions related to the proposed public offering, as well as those risks described under “Risk Factors” in the prospectus related to the proposed offering and those described in the Company’s filings with the SEC. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com